EXHIBIT 31.3

302 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Robert A. Rucker, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Tile Shop Holdings, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 27, 2013	/s/ Robert A. Rucker
Robert A. Rucker
Chief Executive Officer and President